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                                                                 EXHIBIT 10.16


                                   AMENDMENT


         This Amendment Agreement dated as of the 2nd day of August, 1999, by and between Box Hill Systems Corp., a New York corporation (the "Company"), and Philip Black, residing at 15 Cornel Drive, Goldens Bridge, New York 10526 ("Executive").

         WHEREAS, the parties hereto entered into a compensation plan and agreement dated January 1, 1999 (the "Employment Agreement"), whereby the Company agreed to retain Executive's services, and Executive agreed to serve, as Chief Executive Officer of the Company;

         WHEREAS, as of August __, 1999, the Company consummated the transactions contemplated by the Agreement and Plan of Merger dated April 29, 1999, by and among the Company, BH Acquisition Corp., a Delaware corporation, and Artecon, Inc., a Delaware corporation (the "Merger"); and

         WHEREAS, the Company and Executive have agreed to amend the Employment Agreement in connection with the Merger.

         NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1. TITLES. From and after the date hereof, Executive's titles shall be (i) Co-Chief Executive Officer, and/or (ii) Executive Vice President, International Sales and Operations.

2. LOCATION. Executive shall relocate his residence to Santa Barbara, California, and will perform his duties at any of the Company's offices (both domestic and internationally) or from his home as he feels appropriate.

3. COMPENSATION. (a) Executive's base salary, on an annualized basis, for the remainder of Calendar Year 1999 shall be $300,000.

                            (b) The provisions for bonus payments and
commissions earned for the remainder of Calendar Year 1999 and Calendar Year 2000, if any, contained in Attachment A to the Employment Agreement are hereby replaced by the terms contained on Schedule 1 attached hereto.

4. NO OTHER AMENDMENTS. All terms of the Employment Agreement, including Attachment A, shall continue in full force and effect as of the date hereof, except as specifically stated herein.

                                1.
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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment
Agreement as of the date first set forth above.

BOX HILL SYSTEMS CORP                         PHILIP BLACK

By:  /s/ Benjamin Monderer                    By:  /s/ Philip Black
   ---------------------------------             ------------------------------
   Name: Benjamin Monderer                       Name: Philip Black
   Title: President                              Title: CEO

                                  2.

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                                   SCHEDULE 1

QUARTERLY PERFORMANCE BONUS

Each quarter, you shall be eligible for a performance bonus of up to 50% of your base salary for such quarter (Quarterly Bonus). The Quarterly Bonus shall be based on the following formula, and on the Company's Business Plan, as approved by the Board of Directors, for such quarter:

FORMULA

1. REVENUE-BASED BONUS: Half of the Quarterly Bonus shall be based on revenue. If the Company meets the Business Plan revenue goals for any given quarter, you shall be entitled to half of the Quarterly Bonus (25% of your base salary for such quarter) for performance during the quarter. If the Company fails to meet the Business Plan revenue goals for a given quarter, then the revenue-based bonus shall be paid as follows:

         if the Company attains less than 75% of the Business Plan revenue goals, you shall not receive any revenue-based bonus for that quarter. For attaining levels of revenue between 75% and 100% of plan, you shall receive 2% of the total Quarterly Bonus for every 1% of revenue above 75%.

2. INCOME-BASED BONUS: Half of the Quarterly Bonus is to be based on net income. If the Company meets the Business Plan net income goals for any given quarter, then you shall be entitled to half of the Quarterly Bonus (25% of your salary for such quarter) for performance during that quarter. If the Company fails to meet the Business Plan net income goals for a given quarter, then the net income-based bonus shall be paid as follows:

         0.5% of the Quarterly Bonus, payable for each 1% achieved of the net income line of the Business Plan, up to a maximum of 100%.

BUSINESS PLAN DETERMINATIONS

Third Quarter, 1999: You shall be granted full bonus (50% of base salary).

Fourth Quarter, 1999: You shall be granted a bonus pursuant to the formula set forth above, based on the Business Plan for the Fourth Quarter, to be approved by the Board during the Fourth Quarter.

Fiscal Year 2000: You shall be granted bonus pursuant to the formula set forth above, based on the Business Plan for the Year 2000, to be approved by Board during the First Quarter of 2000.

                                  3.